Exhibit 99.1

China GengSheng Minerals Awarded $10.5 Million Fracture Proppant Export Contract

GONGYI, China, February 16, 2011 – China GengSheng Minerals, Inc. (“GengSheng”) (AMEX:CHGS), a leading China-based high-tech industrial materials manufacturer producing heat resistant, energy efficient materials for a variety of industrial applications, today announced that it has been awarded $10.5 million a follow-on contract for its fracture proppants from a China-based distributor specializing in sales to overseas oil and gas companies. GenSheng will begin shipments to this customer in February 2011 and expects to supply approximately 27,000 tons of proppant products over a six-month period.

“During 2010, we achieved tremendous growth in our fracture proppant business, driven by robust demand from both domestic and international customers. Throughout the year, we worked to develop strong relationships with our customers and key distributors, and it is clear that these efforts are bearing fruit. We are pleased that this distributor has recognized the quality of our products and high level of customer service we provide by awarding us this significant follow-on order,” said Mr. Shunqing Zhang, China GengSheng’s Chairman and Chief Executive Officer. “We entered 2011 with our proppant manufacturing operations near full capacity. We expect drilling activity to remain high throughout the year, driving continued strong demand for proppant materials. In an effort to capture this anticipated demand, we are currently exploring opportunities to expand our fracture proppant manufacturing capacity later in the year.”

GengSheng commercially launched its fracture proppant products in the second quarter of 2007, and reported full-year 2009 revenue from this product segment of $8 million, representing a 3-year CAGR of 323%. Fracture proppant sales in the third quarter of 2010 were a record $5 million. In order to meet the growing demand for its fracture proppant products, GengSheng signed a 3-year operating facility lease in the fourth quarter of 2010. This facility increased the Company’s fracture proppant manufacturing capacity to 75,000 metric tons per year.

About China GengSheng Minerals, Inc.

China GengSheng Minerals, Inc. (“GengSheng”) develops, manufactures and markets a broad range of high-tech industrial material products, including monolithic refractories, industrial ceramics and fracture proppants. A market leader offering customized solutions, GengSheng sells its products primarily to the iron-and-steel industry as heat-resistant components for steel-making furnaces, industrial kilns and other high-temperature vessels to guarantee and improve the productivity of those expensive pieces of equipment while reducing their consumption of energy. Founded in 1986 and based in China’s Henan province, GengSheng currently has over 200 customers in the iron, steel, oil, glass, cement, aluminum and chemical businesses located in China and other countries. GengSheng conducts business through GengSheng International Corporation, a British Virgin Islands company, and its Chinese subsidiaries, which are Henan GengSheng Refractories Co., Ltd., Zhengzhou Duesail Fracture Proppant Co., Ltd., Henan GengSheng Micronized Powder Materials Co., Ltd, Guizhou SouthEast Prefecture Co., Ltd., GengSheng New Materials Co., Ltd, and Henan GengSheng High Temperature Materials Co., Ltd.

For more information about GengSheng, please visit http://www.gengsheng.com.

To be added to GengSheng’s email distribution for future press releases, please send your request to gengsheng@tpg-ir.com.

Note Regarding Forward-Looking Statements

This press release contains statements that are forward-looking within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain the words “estimate,” “project,” “intend,” “forecast,” “anticipate,” “plan,” “planning,” “expect,” “believe,” “will,” “will likely, ” “should,” “could,” “would,” “may” or words or expressions of similar meaning. Such forward-looking statements are only predictions and are not guarantees of future performance. Investors are cautioned that any such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties, certain assumptions and factors relating to the operations and business environments of China GengSheng Minerals, Inc. and its subsidiaries that my cause the actual results of the companies to be materially different from any future results expressed or implied in such forward-looking statements. Although China GengSheng Minerals, Inc. believes that the expectations and assumptions reflected in the forward-looking statements are reasonable based on information currently available to its management, China GengSheng Minerals, Inc. cannot guarantee future results or events. China GengSheng Minerals, Inc. expressly disclaims a duty to update any of the forward-looking statement.

Contacts:

The Piacente Group, Inc.
Investor Relations
Brandi Floberg or Lee Roth
1+212-481-2050
gengsheng@tpg-ir.com

China GengSheng Minerals, Inc.
Investor Relations
Mr. Shuai Zhang
gszs@gengsheng.com
+86-135-2551-0415